UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 5, 2010
Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 358-8986
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On and effective May 5, 2010, the Board of Directors of Administaff, Inc. (“Administaff”) amended its Bylaws to effect certain changes with respect to the procedures for stockholders to nominate directors and propose other matters for consideration at a meeting of stockholders. In general, the amendments:
•	clarify that the advance notice provisions of the Bylaws are the exclusive means for a stockholder to make director nominations or submit other business before a meeting of stockholders;

•	provide that notices of stockholder-proposed business and director nominations must be submitted at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date, rather than at least 120 days but not more than 150 days prior to such anniversary date;

•	require that a stockholder proponent and any beneficial owner on whose behalf the nomination or proposal is made fully disclose all ownership interests, including derivatives and other economic and voting interests, and disclose full information regarding any nominees for election as director;

•	require that director nominees complete a written questionnaire in a form provided by Administaff and make certain representations to Administaff relating to voting commitments, compensation and other economic arrangements and future compliance with Administaff’s corporate governance and other policies and guidelines applicable to directors; and

•	clarify the procedure and time periods for stockholders to nominate persons at a special meeting where the Board of Directors proposes that directors are to be elected.
     Under the amended advance notice provisions, notice of stockholder-proposed business or director nominations for the 2011 annual meeting of stockholders will be timely if delivered to, or mailed and received at, Administaff’s principal executive office not earlier than December 20, 2010 and not later than January 19, 2011.
     The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws being filed with this report as Exhibit 3.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

3.1	Amended and Restated Bylaws of Administaff, Inc., dated as of May 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.
By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: May 7, 2010

EXHIBIT INDEX

No.	Description
3.1	Amended and Restated Bylaws of Administaff, Inc., dated as of May 5, 2010.